UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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☐  Soliciting Material Pursuant to Rule 14a-12

Boykin Lodging Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
SHARE PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 1, 2006

To our Shareholders:

The 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Boykin Lodging Company (the “Company”) will be held at the Cleveland Airport Marriott, 4277 West 150th Street, Cleveland, Ohio 44135, on Thursday, June 1, 2006, beginning at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors, each for a term of one year and until a successor has been duly elected and qualified;

2.	To receive reports at the meeting. No action constituting approval or disapproval of the matters referred to in the reports is contemplated; and

3.	To consider any other matters that may properly be brought before the Annual Meeting.

Only shareholders of record of the Company’s common shares at the close of business on April 5, 2006, will be entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the provided envelope. The principal address of Boykin Lodging Company is 45 West Prospect Avenue, Guildhall Building, Suite 1500, Cleveland, Ohio 44115.

By order of the Board of Directors,

Andrew C. Alexander,
Secretary

Cleveland, Ohio
April 25, 2006

YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

BOYKIN LODGING COMPANY
45 WEST PROSPECT AVENUE
GUILDHALL BUILDING, SUITE 1500
CLEVELAND, OHIO 44115

PROXY STATEMENT

Questions and Answers

What is the purpose of this proxy statement?

Our Board of Directors is sending you this proxy statement to ask for your vote as a shareholder of Boykin Lodging Company on certain matters to be voted on at the upcoming Annual Meeting. This proxy statement summarizes information you need to know in order to vote at the Annual Meeting. We are mailing this proxy statement and the accompanying Notice of Annual Meeting of Shareholders and proxy card, along with our Annual Report, to you on or about April 25, 2006.

Where and when is the Annual Meeting?

Our Annual Meeting will be held at the Cleveland Airport Marriott, 4277 West 150th Street, Cleveland, Ohio 44135, on Thursday, June 1, 2006, beginning at 10:00 a.m., local time.

Who can attend the Annual Meeting?

Only shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), your name does not appear on the Company’s list of shareholders. Therefore, in order to be admitted to the Annual Meeting, you will need to bring a copy of your brokerage statement reflecting your ownership of shares as of the record date.

What am I voting on?

You will vote on the election of seven directors, each for a term of one year. We do not know of any other matter that will be presented for action at the Annual Meeting.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date, April 5, 2006, are entitled to receive the Notice of Annual Meeting of Shareholders and to vote the common shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding common share entitles its holder to cast one vote on each matter to be voted upon.

How many common shares are entitled to vote?

As of the record date, 17,968,667 common shares, without par value, were entitled to be voted at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of a majority of the outstanding common shares on the record date will constitute a quorum, permitting the conduct of the business of the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present for purposes of establishing a quorum at the Annual Meeting.

How do I vote?

You can vote either in person, by ballot at the Annual Meeting, or by completing and mailing the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, the Company urges you to complete, sign and date the enclosed proxy card and return it in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting. If the enclosed proxy card is returned to the Company in time, the common shares represented by it will be voted as you direct.

Can I change my vote after I return my proxy card?

You can change your vote at any time before your proxy is exercised by executing and delivering a later-dated proxy, or by giving notice to us in writing at our principal address indicated on the attached Notice of Annual Meeting of Shareholders, or in open meeting. However, your presence alone at the Annual Meeting will not operate to revoke your proxy.

What happens if I sign and return my proxy card but I do not mark any vote?

In the absence of any specification on your proxy card, the common shares represented by your proxy card will be voted to elect the director nominees set forth under the heading “Election of Directors” and in the discretion of the proxy holders with respect to any other matter properly brought before the meeting.

What else am I receiving with this proxy statement?

In addition to the attached Notice of Annual Meeting of Shareholders and the enclosed proxy card, we are sending you our Annual Report for our fiscal year ended December 31, 2005. Our audited consolidated financial statements and certain other financial information for the fiscal year ended December 31, 2005, are set forth in our Annual Report.

Who is paying for this proxy statement and the solicitation expenses?

The Company pays the cost of this proxy statement and the cost of the solicitation of your proxy. In addition to solicitation of proxies by mail, regular employees of the Company or its affiliates may solicit proxies by telephone or facsimile. Those employees will not receive any additional compensation for their participation in the solicitation.

What is the Board of Directors’ recommendation?

The Board of Directors recommends a vote for the election of the nominated slate of directors as set forth on page 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common shares of the Company as of February 28, 2006, except as otherwise disclosed in the notes below, by (i) the Company’s current directors (all of whom are also nominees for director), (ii) each other person who is known by the Company to own beneficially more than 5% of our outstanding common shares based on a review of filings with the Securities and Exchange Commission, (iii) our Chief Executive Officer and our four other most highly compensated executive officers named in the Summary Compensation Table, and (iv) our executive officers and directors as a group.

	Amount and Nature
	of Beneficial Ownership		Percent
Name of Beneficial Owner	of Common Shares(1)		of Class

Barclays Global Investors, NA	1,704,366	(2)	9.00%
Mellon Financial Corporation	981,814	(3)	5.22%
Robert W. Boykin	586,844	(4)(5)	3.12%
Shereen P. Jones	435,275	(6)	2.32%
Richard C. Conti	256,814	(7)	1.37%
Russ C. Valentine	130,747	(8)	*
Andrew C. Alexander	125,664	(9)	*
Lee C. Howley, Jr.	25,900	(10)(11)(12)	*
Ivan J. Winfield	24,200	(10)(12)	*
William H. Schecter	22,200	(10)(12)	*
Albert T. Adams	21,200	(10)(12)	*
James B. Meathe	0	(12)	*
Mark J. Nasca	0	(12)	*
All Executive Officers and Directors as a Group (11 persons)	1,628,844		8.67%

*	Less than 1%.

(1)	Unless otherwise indicated, a beneficial owner has sole voting and investment power with respect to all common shares set forth opposite its name. None of our executive officers or directors own any of our preferred depositary shares.

(2)	The business address for this shareholder is 45 Fremont Street, San Francisco, CA 94105. Information for common shares owned as of December 31, 2005, is based on a report on Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006, by the following entities: Barclays Global Investors, NA., which has sole voting power with respect to 1,359,245 common shares and sole dispositive power with respect to 1,505,107 common shares; Barclays Global Fund Advisors, which has sole voting power and sole dispositive power with respect to 199,259 common shares; and Barclays Global Investors, LTD and Barclays Global Investors Japan Trust and Banking Company Limited, both of which disclaim sole or shared voting power and sole or shared dispositive power with respect to any common shares.

(3)	The business address for this shareholder is One Mellon Bank Center, 500 Grant Street, Pittsburgh, PA 15258. Information for common shares owned as of December 31, 2005, is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 15, 2006, by Mellon Financial Corporation.

(4)	Mr. R.W. Boykin is the economic beneficial owner of 1,420,628 limited partnership interests (“Units”) in Boykin Hotel Properties, L.P., an Ohio limited partnership (the “Partnership”).

Mr. R.W. Boykin may cause the Partnership to purchase his Units for cash (the purchase price of one Unit, subject to certain factors, is equal to the market value of one common share of Boykin Lodging Company). However, the Company may elect, subject to certain conditions, to deliver its common shares, in lieu of cash, in exchange for tendered Units. Assuming conversion of his beneficially owned Units into common shares, Mr. R.W. Boykin would have economic beneficial ownership of 10.68% our common shares. As of February 28, 2006, the Company owned an 85.5% general partnership interest in the Partnership.

(5)	Includes 198,000 common shares that Mr. R.W. Boykin has the right to acquire through the exercise of stock options, 52,153 common shares that are owned by Boykin Management Company Limited Liability Company, an Ohio limited liability company, and 52,101 common shares that are owned by The Boykin Group, Inc., an Ohio corporation, both in which Mr. R.W. Boykin indirectly owns a 53.85% equity interest, and 54,526 common shares owned by Rowboy Trading Holdings LLC, a Delaware limited liability company, of which Mr. R.W. Boykin is the managing member.

(6)	Includes 250,000 common shares that Ms. Jones has the right to acquire through the exercise of stock options.

(7)	Includes 108,139 common shares that Mr. Conti has the right to acquire through the exercise of stock options.

(8)	Includes 43,000 common shares that Mr. Valentine has the right to acquire through the exercise of stock options.

(9)	Includes 39,000 common shares that Mr. Alexander has the right to acquire through the exercise of stock options.

(10)	Includes 21,000 common shares that each of Messrs. Adams, Howley, Schecter and Winfield has the right to acquire through the exercise of stock options.

(11)	Includes 4,700 common shares owned by the Howley Family Partnership, which is owned equally by Mr. Howley and his wife.

(12)	Under the Directors’ Deferred Compensation Plan (more fully described on page 8), as of March 15, 2006, Messrs. Adams, Howley, Meathe, Nasca, Schecter and Winfield have deferred compensation that is represented by the following number of units:

	Units Under the
	Directors’ Deferred	Value of Units as
Name	Compensation Plan	of April 7, 2006

Albert T. Adams	40,777.520	$460,786
Lee C. Howley, Jr.	8,084.881	$91,359
James B. Meathe	8,084.881	$91,359
Mark J. Nasca	4,900.457	$55,375
William H. Schecter	8,084.881	$91,359
Ivan J. Winfield	8,084.881	$91,359

ELECTION OF DIRECTORS

In accordance with our Code of Regulations and our Guidelines for Corporate Governance and Board Nominations (“Corporate Governance Guidelines”), the number of directors has been fixed at seven. At the Annual Meeting, the shares represented by proxies, unless otherwise specified, will be voted for the re-election of the seven nominees hereinafter named. Under Ohio law and our Amended and Restated Articles of Incorporation, as amended, abstentions and broker non-votes, if any, will not be counted in favor of or against any nominee. The seven director nominees who receive the greatest number of affirmative votes will be elected directors. If elected, each nominee will serve as a director for one year, until the next Annual Meeting and until his successor is duly elected and qualified.

The director nominees are identified in the following table. Each nominee is currently a director and was elected as a director at last year’s Annual Meeting. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Corporate Governance and Nominating Committee. The following information is furnished with respect to each person nominated for election as a director.

Nominees for Election at the Annual Meeting

			Period
		Principal Occupation	of Service
Name	Age	and Business Experience	as a Director

Albert T. Adams	55	Partner, Baker & Hostetler LLP (professional legal services firm)	1996 to date
Robert W. Boykin	56	Chairman of the Board of Directors and Chief Executive Officer of Boykin Lodging Company (hotel real estate investment trust)	1996 to date
Lee C. Howley, Jr.	58	Owner and President, Howley & Company (real estate development company); Managing Member of Howley Bread Group, Ltd. (Panera Bread franchisee)	1996 to date
James B. Meathe	49	Managing Partner, Walloon Ventures (real estate development company)	2003 to date
Mark J. Nasca	47	Senior Vice President and Principal, JDI Realty, LLC (real estate investment and finance company); Chairman, Village Capital Corporation (community development loan fund)	2004 to date
William H. Schecter	64	Chairman, National City Equity Partners; Senior Vice President, National City Corporation (diversified financial holding company)	1997 to date
Ivan J. Winfield	71	Retired Partner, Coopers & Lybrand, LLP (professional accounting firm)	1996 to date

Each of the nominees for election as a director has engaged in the principal occupation or activity indicated above for at least five years, except as described below.

Mr. Meathe served as Vice Chairman of Palmer & Cay, Inc. (an insurance and brokerage firm) from 2004 to 2005. He served as President and Chief Operating Officer of Palmer & Cay from 2003 to 2004. From 1999 to 2002, Mr. Meathe was Managing Director and Chairman of the Midwest Region of Marsh Inc. (a risk and insurance services firm). Previously, he served in several senior management positions with Marsh Inc. Mr. Winfield served as an Associate Professor at Baldwin-Wallace College from 1995 until January 2006.

Mr. Adams is a director of Associated Estates Realty Corporation. Mr. Howley is a director of LESCO, Inc. and LNB Bancorp, Inc. Mr. Meathe is a director of Olympic Steel Corporation. Mr. Schecter is a director of NatCity Investments, a registered investment company. Messrs. R.W. Boykin, Nasca and Winfield do not serve on the Board of Directors of any public company other than the Company.

CORPORATE GOVERNANCE

Committee Charters, Governance Guidelines and
Code of Business Conduct and Ethics

The written charters of the Audit, Compensation and Corporate Governance and Nominating Committees, along with the Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available at the Company’s website at www.boykinlodging.com under “Investor Relations.”

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all Company employees and each member of the Board of Directors. Any waivers of the code will be posted on the Company’s website. Additionally, a copy of the code is available in print to any shareholder who requests it. Requests should be sent to Boykin Lodging Company, 45 West Prospect Avenue, Guildhall Building, Suite 1500, Cleveland, Ohio 44115, Attn: Andrew C. Alexander, Secretary.

Confidential Employee Hotline for Accounting and Audit Matters

The Company is committed to integrity and ethical behavior and has published to all of its employees and to the key employees of its management companies, the availability of a confidential employee hotline for the reporting of accounting and audit matters. The purpose of the hotline is to encourage all employees to disclose any wrongdoing that may adversely impact the Company, the Company’s shareholders, employees, investors or the public at large without fear of retaliation. The publication sets forth procedures for the reporting of alleged questionable auditing, accounting and internal control matters by employees on a confidential and anonymous basis and by other interested third parties, and a process for investigating such reported acts of alleged wrongdoing and retaliation. Reports may be made directly to the Audit Committee or to a third party service retained by the Audit Committee. The Chairman of the Audit Committee and the General Counsel of the Company receive any complaints and oversee the investigation of such complaints.

Director Independence

Under our Corporate Governance Guidelines, our directors are independent if they are (i) independent of management of the Company; (ii) not employed by or an officer of the Company; (iii) not an “affiliate” (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company or of any subsidiary of the Company; and (iv) not a person who acts on a regular basis as an individual or representative of an organization serving as a professional advisor, legal counsel or consultant to management if, in the opinion of the Board of Directors, the relationship is material to the Company, that person, or the organization represented. Any determination to be made by the Board of Directors in connection with any matter presenting a conflict of interest for any officer of the Company or any director of the Company is made by the independent directors.

In addition, independent directors must meet the applicable standards of independence set forth by the New York Stock Exchange. The Board of Directors has determined that each of the current members, other than Mr. R.W. Boykin, is independent under the applicable standards set by the New York Stock Exchange and the Company’s independence criteria described above.

In determining the directors’ independence, the Board of Directors considered Mr. Nasca’s prior service on the Advisory Board for Boykin Management Company Limited Liability Company. Boykin Management Company Limited Liability Company’s relationship to the Company is described under the heading Certain Relationships and

Related Transactions (see pages 17 and 18) of this proxy statement. Mr. Nasca served on the Advisory Board of Boykin Management Company Limited Liability Company from 1997 through 2003, and was paid approximately $6,750 for his service. The Board of Directors has affirmatively determined that Mr. Nasca qualifies as an independent director within the meaning of the New York Stock Exchange listing standards and that his past relationship with Boykin Management Company Limited Liability Company does not interfere with his exercise of independent judgment as a director of the Company.

Mr. Adams is a partner in the law firm of Baker & Hostetler LLP, which has provided (and is expected to continue to provide) legal services to the Company. The Board of Directors affirmatively determined that Mr. Adams’ and Baker & Hostetler’s relationships with the Company are not material, and as a result, Mr. Adams is an independent director within the meaning of the New York Stock Exchange listing standards. The basis for the Board of Directors’ determination was that the fees paid by the Company to Baker & Hostetler LLP are below the materiality threshold discussed in the New York Stock Exchange listing standards and Mr. Adams’ and Baker & Hostetler’s relationships with the Company do not interfere with Mr. Adams’ exercise of independent judgment as a director of the Company.

Lead Director

On May 24, 2005, Mr. Winfield was selected by the independent directors as the lead director. As set forth by the Company’s Corporate Governance Guidelines, the lead director:

•	presides at all meetings of the Board of Directors at which the Chairman of the Board of Directors is not present;

•	serves as liaison between the Chairman of the Board of Directors and the independent directors;

•	approves information sent to the Board of Directors;

•	approves meeting agendas for the Board of Directors;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of independent directors; and

•	if requested by major shareholders, ensures that he is available for consultation and direct communication.

Meetings of Non-Management Directors

As required by the rules of the New York Stock Exchange, the non-management directors of the Company’s Board of Directors regularly meet in scheduled executive sessions independent of the Chairman of the Board of Directors and management. During each of the quarterly meetings of the Board of Directors in 2005, non-management directors met in an executive session.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the fiscal year ended December 31, 2005, the Board of Directors held thirteen meetings and took action by unanimous written consent on one occasion. As stated in the Guidelines for Corporate Governance and Board Nomination, directors are expected to attend the Annual Meeting. All directors were present at our last Annual Meeting with the exception of Mr. Schecter who did not attend because he was out of the country. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committee(s) on which he served.

Compensation of Directors

Each director who is not an employee is compensated at a base rate of $35,000 per year. At least half of such base compensation is paid in the form of equity-linked compensation either in the form of common shares of the Company or a deferral of such amount into the Directors’ Deferred Compensation Plan described below. Each director also receives $1,000 for attendance at each meeting of the Board of Directors and for each meeting of any committee on which he serves. Each Director also receives $5,000 annually for each committee he chairs. For serving as a director during 2005, each Director also received additional equity-linked compensation in the amount of $10,000 in the Directors’ Deferred Compensation Plan. Mr. R.W. Boykin is not paid any director fees.

Each director who is not an employee is permitted to defer all or a portion of his fees pursuant to the Directors’ Deferred Compensation Plan. This plan, which is administered by our officers who are not eligible to participate in it, is unfunded and participants’ contributions are converted to units, the value of which fluctuates according to the market value of our common shares so that each unit is the economic equivalent of one common share. Please refer to the chart on page 4 for the number and value of the units Messrs. Adams, Howley, Meathe, Nasca, Schecter and Winfield have accrued under the Directors’ Deferred Compensation Plan as of March 15, 2006.

Compensation Committee

The Compensation Committee is comprised of Messrs. Meathe, Nasca and Schecter and operates under a written charter that has been adopted by the Board of Directors. The Compensation Committee held two meetings in 2005. The Compensation Committee periodically reviews and determines the compensation, including fringe benefits and incentive compensation, of our executive officers. Each member of the Committee is an independent director under New York Stock Exchange listing standards. Mr. Schecter serves as the Chairman of the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of Messrs. Adams, Meathe and Schecter and operates under a written charter that has been adopted by the Board of Directors. Each current member of the Committee is an independent director under New York Stock Exchange listing standards. Mr. Adams serves as the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held two meetings in 2005. The Corporate Governance and Nominating Committee’s primary functions include (i) identifying individuals qualified to become members of the Board of Directors consistent with criteria approved by the Board of Directors, and selecting and recommending to the Board of Directors the director nominees for each Annual Meeting, (ii) recommending the Board of Directors’ committee structure, membership and operations, (iii) recommending the corporate governance policies and principles applicable to the Company and (iv) overseeing the Board of Directors’ annual review of its performance.

In evaluating candidates, the Corporate Governance and Nominating Committee will consider whether the candidate qualifies as an independent director, as well as diversity, age, skill and experience in the context of the needs of the Board of Directors. The Committee requires a prospective member of the Board of Directors to have the highest personal and professional integrity and to have demonstrated exceptional ability and judgment. The Committee will select candidates whom it believes will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the Company’s shareholders. In seeking candidates, the Committee may solicit suggestions from incumbent directors, management or others. In the past, the Committee has not used third party consultants to assist in identifying and evaluating candidates. There is no difference in the manner in which the Committee evaluates candidates based on the source of the recommendations.

The Corporate Governance and Nominating Committee will consider suitable nominees whose names are submitted to the Company in writing by a current shareholder. If a shareholder desires to recommend an individual for nomination as a director, the recommendation must include the shareholder’s name, address, the number of shares of the Company owned by the shareholder; the name, age, business address, residence address, and principal occupation of the individual being recommended; and the number of shares beneficially owned by the individual being recommended. It also must include the information that would be required under federal securities laws to be disclosed in the solicitation of proxies for the election of directors. The recommended individual’s consent to be elected and to service as a director must be furnished, and the Company may require the recommended individual to furnish any other information, within reason, that may be needed to determine the eligibility of the individual. Such nominations should be addressed to Boykin Lodging Company, 45 West Prospect Avenue, Guildhall Building, Suite 1500, Cleveland, Ohio 44115, Attn: Andrew C. Alexander, Secretary. Nominations related to the 2007 election should be sent so as to be received by November 17, 2006.

Executive Committee

The Executive Committee is comprised of Messrs. Adams, R.W. Boykin and Howley. The Board of Directors has determined that Messrs. Adams and Howley are independent under the current listing standards of the New York Stock Exchange. The Executive Committee did not hold any meetings but took action by unanimous written consent on one occasion in 2005. The Executive Committee, during the intervals between meetings of the Board of Directors, possesses and may exercise all of the powers of the Board of Directors in the management of the Company’s business and affairs, except as otherwise provided (i) by law, (ii) in our Amended and Restated Articles of Incorporation, as amended, (iii) in our Code of Regulations, or (iv) by action of the Board of Directors.

Long-Term Incentive Plan Committee

The Long-Term Incentive Plan Committee, which is comprised of Messrs. Meathe, Nasca and Schecter, administers our Long-Term Incentive Plan and determines the employees who may participate in the grant of any award (including stock options) under the Long-Term Incentive Plan, and the terms thereof. The Long-Term Incentive Plan Committee met on two occasions in conjunction with Compensation Committee meetings. The Board of Directors has determined that the members of the Long-Term Incentive Plan Committee are independent under the current listing standards of the New York Stock Exchange.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee is comprised of Messrs. Howley, Nasca and Winfield and operates under a written charter that has been adopted by the Board of Directors. Last year the Audit Committee held four meetings. The Board of Directors has determined that all of the members of the Audit Committee meet the independence and financial literacy standards applicable to such member under Securities and Exchange Commission rules and New York Stock Exchange Corporate Governance standards. Mr. Winfield serves as the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Winfield qualifies as an audit committee financial expert as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. The Audit Committee has the sole authority to engage and, when appropriate, replace the Company’s independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America.

In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed with the Company’s management the audited financial statements of the Company for the year ended December 31, 2005. The Audit Committee also discussed with the Company’s independent accountants the matters required to be discussed by Statement on Auditing Standards (SAS) 61, “Communications With Audit Committees,” as amended. The Audit Committee obtained a formal written statement from the independent accountants that described all relationships between the independent accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee.” The Audit Committee discussed with the independent accountants any relationships that might impact their objectivity and independence and satisfied itself as to the accountants’ independence.

The Audit Committee also considered whether the provision of non-audit services by the Company’s independent accountants was compatible with maintaining the accountants’ independence. In addition, the Chairman of the Audit Committee, at times accompanied by other members of the Committee, met with management and the independent accountants prior to the filings of the Company’s quarterly reports on Form 10-Q with the Securities and Exchange Commission and release to the public of its quarterly and year-end financial results.

Based on the above-referenced review and discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee
Ivan J. Winfield, Chairman
Lee C. Howley, Jr.
Mark J. Nasca

EXECUTIVE COMPENSATION

The following information is set forth with respect to our Chief Executive Officer and the other four most highly compensated executive officers, each of whom was serving as an executive officer at December 31, 2005. We sometimes refer to the individuals listed in the table below as our “named executive officers.”

Summary Compensation Table

				Other	Long-Term Compensation Awards
				Annual	Restricted		All Other
	Annual Compensation			Compen-	Share	Stock	Compen-
		Salary	Bonus	sation	Award(s)	Options	sation
	Year	($)	($)(1)	($)(2)	($)(3)	(#)	($)(4)

Robert W. Boykin	2005	431,748 (5)	—	—	374,535	—	491,842 (5)
Chairman and Chief Executive Officer	2004	378,500	261,165	—	432,395	—	62,541
	2003	360,500	399,028	—	277,500	—	38,441
Richard C. Conti	2005	308,430	—	—	292,320	—	42,040
President and Chief Operating Officer	2004	298,000	151,980	—	320,225	—	40,021
	2003	288,400	235,947	—	217,500	—	39,431
Shereen P. Jones	2005	291,870	—	—	858,485	—	230,170 (6)
Executive Vice President,	2004	282,000	139,590	—	331,695	—	38,001
Chief Financial and Investment Officer	2003	272,950	216,739	—	210,000	—	38,041
Russ C. Valentine	2005	212,175	—	—	191,835	—	40,020
Senior Vice President-Acquisitions	2004	205,000	90,200	—	226,954	—	38,001
	2003	198,725	106,566	—	142,500	—	38,041
Andrew C. Alexander	2005	212,175	—	—	237,510	—	40,020
Senior Vice President and General Counsel	2004	205,000	90,200	—	202,771	—	38,001
	2003	193,000	103,496	—	142,500	—	38,041

(1)	As of the date of this proxy statement, the Board of Directors of the Company has not determined the amount of bonus, if any, to be paid to the named executive officers for their service in 2005.

(2)	In 2005, 2004 and 2003, no named executive officer received total perquisites and other personal benefits above the threshold amounts specified in the regulations of the Securities and Exchange Commission.

(3)	On January 1, 2005, officers R.W. Boykin, Conti, Jones, Valentine and Alexander were granted 41,000, 32,000, 31,000, 21,000 and 26,000 restricted common shares, respectively. Of those shares, 20% vested on January 1, 2006 and are no longer subject to forfeiture and 20% will vest and be no longer subject to forfeiture on January 1 of each of 2007, 2008, 2009 and 2010. Pursuant to Ms. Jones’ employment letter with the Company and as a result of the Company’s 30-day average stock price exceeding certain thresholds, Ms. Jones received share grants of 10,000 shares on May 25, 2005, 15,000 shares on June 16, 2005 and 20,000 shares on July 5, 2005.

Holders of restricted common share grants receive dividends, if any, on the restricted shares at the same level and in the same fashion as holders of outstanding common shares.

Restricted Stock Awards Granted, Aggregate Number
and Value of Holdings at Year-End

		Number of	Value of Aggregate
		Aggregate Restricted	Restricted Stock
	Number of Shares	Stock Holdings at	Holdings at
	Awarded in 2005(#)	12/31/05(#)	12/31/05($)

Robert W. Boykin	41,000	113,272	1,384,184
Richard C. Conti	32,000	83,493	1,020,284
Shereen P. Jones	31,000	74,533	910,793
Andrew C. Alexander	26,000	56,318	688,206
Russ C. Valentine	21,000	52,411	640,462

(4)	All Other Compensation consists of the following:

				Compensation
			Life	for
	Profit Sharing/	Life Insurance	Insurance	Performance
	Pension Plans	Benefits	Compensation	Vested Shares

Robert W. Boykin
2005	$40,020	$35,822	$416,000 (5)	—
2004	$38,001	$24,540	—	—
2003	$38,041	$400 (a)	—	—
Richard C. Conti
2005	$40,020	$2,020	—	—
2004	$38,001	$2,020	—	—
2003	$38,041	$1,390	—	—
Shereen P. Jones
2005	$40,020	—	—	$190,150 (6)
2004	$38,001	—	—	—
2003	$38,041	—	—	—

All Other Compensation for Messrs. Valentine and Alexander is related to profit sharing/pension plan contributions.

(a)	The income attributable to life insurance premiums for 2003 has been restated to reflect the taxable life insurance benefits received by Mr. R.W. Boykin.

(5)	In consideration of Mr. R.W. Boykin’s agreement to restructure his life insurance arrangements, the Compensation Committee and the Board of Directors agreed to (i) make a one-time payment of $416,000 to Mr. R.W. Boykin and (ii) increase his annual base compensation by $40,000 (effective as of January 1, 2005) to compensate him for the current value and lost future benefit that the Company would otherwise be required to provide.

(6)	Pursuant to Ms. Jones’ employment letter with the Company and as a result of the Company’s 30-day average stock price exceeding certain thresholds, Ms. Jones vested in the opportunity to obtain matching share grants in the aggregate amount of 15,000 shares in the event she purchased 15,000 shares in the open market. At each time Ms. Jones became eligible for the matching grant, all Company associates were restricted from purchasing shares of Company stock. Therefore, Ms. Jones was prevented from exercising the matching grants. In exchange for Ms. Jones’ agreement to forfeit her right to receive the matching grants, the Board of Directors offered Ms. Jones an aggregate cash payment in the amount of $190,150, which represented in the aggregate the number of shares she could have received in connection with each matching grant multiplied by the closing price of the common shares on the day prior to the date she first become eligible to receive such matching grant. Ms. Jones accepted the offer as presented by the Board of Directors.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Number of
			Unexercised	Value of Unexercised
	Shares		Options at Fiscal	In-the-Money Options
	Acquired	Value	Year-End	at Fiscal Year-End ($)
	on Exercise	Realized	Exercisable/	Exercisable/
	(#)	($)	Unexercisable	Unexercisable

Robert W. Boykin	—	—	198,000 / —	$1,808,560 / —
Richard C. Conti	—	—	108,139 / —	$1,075,360 / —
Shereen P. Jones	—	—	250,000 / —	$3,055,000 / —
Russ C. Valentine	—	—	43,000 / —	$281,060 / —
Andrew C. Alexander	—	—	39,000 / —	$354,380 / —

Employment Agreements and Severance Plans

Mr. R.W. Boykin entered into an employment contract with us in connection with our November 1996 initial public offering. Mr. R.W. Boykin’s agreement provides for a two-year term that is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate the agreement by giving one year prior written notice. Mr. R.W. Boykin is prohibited from competing with us during the term of his employment agreement and for two years thereafter. The agreement provides that Mr. R.W. Boykin will be paid a minimum annual base salary, a bonus and certain other benefits and compensation. Mr. R.W. Boykin’s employment contract provides that if Mr. R.W. Boykin is terminated for a reason other than for “cause,” resigns for “good reason” or elects to terminate his employment following a change of control, Mr. R.W. Boykin is entitled to receive an amount equal to three multiplied by the sum of (i) his current base salary and (ii) his current base salary multiplied by his target bonus percentage. Upon such termination, Mr. R.W. Boykin would also be entitled to receive, at no cost to him (a) the continuance of all benefits paid to him under his employment contract for a three year period commencing upon the termination of his employment with the Company and (b) office space and a full time-secretary until the earlier to occur of his death or his commencement of full-time employment with another company.

We have severance plans covering the named executive officers other than Mr. R.W. Boykin. Under the severance plans, if any of the named executive officers other than Mr. Boykin is terminated “without cause” or resigns for “good reason” within a period of two years following a change of control, then we must pay him a lump sum payment in an amount equal to two times the sum of (a) the executive’s annual base salary upon termination plus (b) the executive’s annual base salary upon termination multiplied by the executive’s target bonus percentage. We would also be required to provide each named executive officer with our standard benefits for a period of 24 months following termination. All of the severance plans, as well as Mr. Boykin’s employment contract, provide that the Company will be responsible to pay any excess gross-up tax owing by the executive pursuant to Section 280G of the Internal Revenue Code. The plan applicable to Mr. Conti provides that payments or distributions will be reduced, to the extent necessary, so that no portion of such payments or distributions will be subject to excise tax imposed by Section 280G of the Internal Revenue Code.

If no change of control has occurred and any executive other than Mr. R.W. Boykin is terminated by us “without cause,” the Company would be obligated to continue to pay base salary and benefits to such executive for (i) one year in the case of Mr. Alexander, (ii) one and one-half years in the case of Messrs. Conti and Valentine and (iii) two years in the case of Ms. Jones. Mr. Valentine would not be entitled to continued benefits. A bonus would be payable to Mr. Alexander in the amount of 50% of his maximum bonus percentage applicable on the date of the plan. Mr. Conti would receive a bonus equal to 50% of his maximum bonus potential for the one and one-half years he is covered under his severance plan. Ms. Jones would be entitled to a bonus of 50% of her maximum potential for each of the two years she is covered under her severance plan. Such bonuses would be paid at the time Company bonuses are normally paid. Mr. Valentine would not be entitled to a bonus payment.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company served as a member of the compensation or similar committee or as a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or served as a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Our Compensation Committee is responsible for (i) determining the compensation to be paid to our executive officers, (ii) overseeing the Company’s employee benefit plans and practices and (iii) producing this Compensation Committee Report on an annual basis. The Compensation Committee consists of three members. Each Member of the Compensation Committee (i) qualifies as an independent director under the listing standards of the New York Stock Exchange and (ii) qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our Long-Term Incentive Plan Committee is a subcommittee of the Compensation Committee. The Long-Term Incentive Plan subcommittee performs the limited element of the Compensation Committee’s role in administering the Long-Term Incentive Plan. Such administration is in compliance with our Compensation Committee’s charter.

The Compensation Committee’s philosophy with respect to the compensation of our executive officers is (i) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and align their compensation with our overall business strategies and (ii) to provide each executive officer with an equity stake in the Company through the Long-Term Incentive Plan. The Compensation Committee believes that the total compensation package for our executive officers should be attractive in relation to the compensation packages of comparable companies and that the compensation mix should have a material performance-based compensation component.

To this end, the Compensation Committee determined executive compensation for 2005 with a focus on compensating executive officers based on their responsibilities and the Company’s performance. The primary components of the Company’s executive compensation program in 2005 were (i) base salaries and certain other annual compensation, (ii) annual bonuses and (iii) restricted common share grants.

Base Salaries and Other Compensation.  The base salaries and certain other compensation, for Mr. R.W. Boykin and our other named executive officers in 2005 were determined with reference to the overall financial and business performance of the Company and each officer’s business and lodging industry experience, together with comparisons of compensation paid to executives by real estate investment trusts and lodging companies of similar size or type.

Pursuant to Mr. R.W. Boykin’s employment agreement, the Company was obligated to provide “split dollar” life insurance benefits to him. In 2004, the life insurance arrangements were restructured to comply with the provisions of the Sarbanes-Oxley Act. In consideration of Mr. R.W. Boykin’s agreement to restructure the arrangements, including the surrender of a policy, the Compensation Committee and the Board of Directors agreed to (i) make a one-time payment of $416,000 to Mr. R.W. Boykin and (ii) increase his annual base compensation by $40,000 (effective as of January 1, 2005) to compensate him for the current value and lost future benefit that the Company would otherwise be required to provide him.

Bonuses.  The employment arrangement for each executive establishes a target bonus expressed as a percentage of the executive’s base salary. The target bonuses for Mr. R.W. Boykin, Mr. Conti, Ms. Jones, Mr. Valentine and Mr. Alexander, are, respectively, 115%, 85%, 82.5%, 55% and 55% of their respective annual base salaries. Each year the Board of Directors sets performance standards which must be met for the executive to obtain all or a portion of the target bonus. For 2005, the target bonuses were based upon performance standards relating to the achievement of specified strategic objectives of the Company.

Restricted Common Share Grants and Stock Options.  All of our executive officers are eligible to receive grants of restricted common shares and options to purchase common shares under our Long-Term Incentive Plan. Stock options and restricted common shares granted by the Long-Term Incentive Plan Committee are designed to encourage and enable our key employees to acquire a larger share ownership and personal financial interest in our company, which in turn aligns their interests with the interests of our shareholders. The Compensation Committee believes that stock option and restricted common share awards subject to periodic vesting enable us to attract and retain qualified individuals for service with us. Individual option and share grants are determined by the Long-Term Incentive Plan Committee based on the executive’s current performance, potential for future responsibility and the impact of the particular executive officer’s performance on our operational results. The number of restricted shares and the value of restricted shares granted to our named executive officers are set forth in the Summary Compensation Table, and footnotes thereto, on pages 11 and 12 of this proxy statement.

Compensation Committee
William H. Schecter, Chairman
James B. Meathe
Mark J. Nasca

SHARE PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in our common shares with the cumulative total return of a hypothetical investment in each of the New York Stock Exchange Market Index and the Hemscott Group Index Industry Group 443 (REIT — Hotels/Motels) Index based on the respective market price of each such investment at December 31, 2001, 2002, 2003, 2004 and 2005, and assuming in each case an initial investment of $100 on January 1, 2001, and reinvestment of dividends.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG BOYKIN LODGIN COMPANY,
NYSE MARKET INDEX AND HEMSCOTT GROUP INDEX

	1/1/01	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
BOYKIN LODGING COMPANY	100.00	103.70	126.29	126.94	127.08	169.53
HEMSCOTT GROUP INDEX	100.00	90.75	81.44	115.78	168.96	185.50
NYSE MARKET INDEX	100.00	91.09	74.41	96.39	108.85	117.84

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has not yet met to select and engage independent auditors for the audit for the year ending December 31, 2006. This selection will be made later in the year by the Audit Committee of the Board of Directors. Representatives of Grant Thornton LLP (“Grant”), which served as our independent public accountants during 2005, are expected to be present at the Annual Meeting in order to respond to appropriate questions and to make a statement if they so desire.

On April 14, 2004, the Audit Committee of the Board of Directors voted to approve the engagement of Grant as the Company’s independent auditor for the year ending December 31, 2004, to be effective upon Grant’s acceptance of the engagement to act as the Company’s independent auditor. On April 16, 2004, Grant accepted the engagement. As such, on April 16, 2004, Deloitte & Touche LLP (“Deloitte”), was dismissed as the Company’s independent public accountant.

The reports of Deloitte on the Company’s financial statements for the two fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2003 and 2002, and during the interim period through April 16, 2004, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the matter in their report. During the two fiscal years ended December 31, 2003 and 2002, and the subsequent interim period through April 16, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Deloitte has furnished the Company a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of that letter, dated April 19, 2004, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2004.

During the two fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through April 16, 2004, neither the Company nor anyone on behalf of the Company consulted with Grant regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or on any matter considered important by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(v)(iv) of Regulation S-K, or any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Principal Accounting Fees and Services

The following is a summary of the fees billed to the Company by Grant for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004. The disclosures include all services and all fees for professional services related to such fiscal year and include estimated amounts for services which have not been completed and which have not been billed and/or paid:

Grant Thornton LLP

	Fiscal Year Ended December 31,
	2005	2004

Audit Fees	$557,688	$567,055
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$557,688	$567,055

Audit Fees

Consist of fees billed by Grant in 2005 and 2004 for professional services rendered for the following:

•	Audit of the Company’s consolidated financial statements and the issuance of separate subsidiary and joint venture reports;

•	Review of the Company’s interim consolidated financial statements included in quarterly reports; and

•	Consent and other services related to Securities and Exchange Commission filings.

In 2005 and 2004, Audit Fees also include $357,188 and $372,055, respectively, in fees billed by Grant for professional services rendered with respect to the Sarbanes-Oxley Act of 2002 Section 404 procedures.

Audit-Related Fees

No Audit-Related Fees were billed to the company by Grant in 2005 and 2004.

Tax Fees

No Tax Fees were billed to the company by Grant in 2005 and 2004.

All Other Fees

Consist of fees which do not qualify as Audit Fees, Audit-Related Fees or Tax Fees.  No such fees were incurred by the Company in 2005 and 2004.

Pre-Approval Policy

The Audit Committee has a policy of pre-approving all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Ownership.  As of February 28, 2006, the Company owned an 85.5% general partnership interest in Boykin Hotel Properties, L.P. (the “Partnership”). We conduct all our business through the Partnership and its subsidiaries. Mr. R.W. Boykin, our Chairman and Chief Executive Officer, owns, directly and indirectly, 1,420,628 units (a 7.60% limited partnership interest) in the Partnership. Mr. R.W. Boykin’s brother, John E. Boykin, owns 1,218,007 units (a 6.52% limited partnership interest) in the Partnership.

Boykin Management Company Limited Liability Company.  As of December 31, 2005, the Partnership owned interests in 19 hotels that were managed by Boykin Management Company Limited Liability Company (“BMC”) and its subsidiaries. Mr. R.W. Boykin and Mr. J.E. Boykin indirectly own 53.85% and 46.15% equity interests, respectively, in BMC. Mr. R.W. Boykin and Mr. J.E. Boykin are both directors of BMC and Mr. J.E. Boykin is also the Secretary of BMC. Two of our named executive officers, Ms. Jones and Mr. Alexander, previously served as Treasurer and Assistant Secretary, respectively, of The Boykin Group, Inc., the parent company of BMC. Effective as of April 20, 2006, Ms. Jones and Mr. Alexander resigned from such positions. Ms. Jones and Mr. Alexander did not receive compensation for such service and the Company was not reimbursed for their time.

On January 12, 2006, Marathon Partners LLC (“MPLLC”), a joint-venture subsidiary of the Partnership, acquired the Banana Bay Resort & Marina — Marathon located in Marathon, Florida. MPLLC has engaged BMC to operate the resort. Accordingly, as of the date of this proxy statement, the Partnership owns an interest in 20 hotels that are managed by BMC. Eleven of the management agreements relating to the 20 hotels provide for a base management fee of 3% of total revenues plus an incentive management fee of 13.5% of gross operating profit in excess of budget up to a maximum of an additional 1.125% of hotel revenues. The eleven management agreements have remaining terms of approximately eight months to four years, but are cancelable by us without penalty upon 90 days’ notice.

Five of the 20 management agreements provide for a base management fee of 1.5% of total revenues and an incentive management fee of 50% of the hotel’s operating profit in excess of a specified threshold amount. Each of these five management agreements have a remaining term of seven years but are cancelable by us without penalty upon 90 days’ notice.

Under the terms of the Radisson Suite Beach Resort — Marco Island and Pink Shell Beach Resort management agreements, BMC is entitled to a base management fee of 3%. The Radisson Suite Beach Resort management agreement provides for the base management fee plus an incentive management fee of 15% of gross operating profit in excess of budget up to a maximum of an additional 1.125% of hotel revenues. Under the Pink Shell Beach Resort management agreement, BMC receives 50% of any excess cash flow after fixed charges (before debt service) until it receives an incentive fee of 2% of hotel revenues. Thereafter, BMC receives 25% of any additional excess cash flow. We may terminate the Radisson Suite Beach Resort management agreement at any time without penalty upon 90 days’ notice. The Pink Shell Beach Resort management agreement can be terminated by us upon the payment of a specific termination fee which declines over time. If the Pink Shell Beach Resort management agreement is terminated by us prior to October 23, 2006, the termination fee will be two times the actual management fees paid in calendar year 2005. If the management agreement is terminated after October 23, 2006, the termination fee will be equal to the management fee paid for the previous full calendar year. The remaining terms of the management agreements for Radisson Suite Beach Resort and Pink Shell Beach Resort are approximately eight months and six years, respectively.

The terms of the Doubletree Kansas City management agreement provide for a base management fee of 1.5%. BMC receives 85% of house profit in excess of a stated threshold until an incentive fee of 1.5% of hotel revenues is earned. We may terminate the Doubletree Kansas City management agreement at any time without penalty upon 90 days’ notice. The remaining term of the management is approximately one and one half years.

Under the terms of the proposed Banana Bay Resort & Marina — Marathon management agreement, BMC is entitled to a management fee of 5%. The remaining term of the Banana Bay management agreement is approximately eight months.

For the fiscal year ended December 31, 2005, the Partnership and its subsidiaries paid BMC and its subsidiaries $5.751 million in management fees. Such amount includes management fees paid to BMC and its subsidiaries for the French Lick Springs Resort & Spa and Hotel 71, both of which were sold during 2005.

Design Services.  In 2005, we paid a wholly owned subsidiary of BMC $276,825 for design services related to capital improvements at our hotels. During 2001, the subsidiary sold a portion of its business to an unrelated third party. Receipt of a portion of the sales price is contingent upon future revenues of the business, including revenues from us. During 2005, an additional $37,214 of sales proceeds was provided to BMC’s subsidiary as a result of purchases made by us. We expect to continue to do business with the BMC subsidiary in 2006.

Aircraft Timesharing Agreement.  Estero Island Investors, Inc., an entity indirectly owned 53.85% by Mr. R.W. Boykin and 46.15% by Mr. J.E. Boykin, owns a fractional interest in an airplane. From time to time, the Company uses the airplane and the Company is charged a rate of $1,600 for each hour of use of the aircraft. In 2005, we paid $18,160 for use of the aircraft.

Legal Services.  Mr. Adams is a partner in the law firm of Baker & Hostetler LLP, which has provided (and is expected to continue to provide) legal services to the Company.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2007 Annual Meeting of Shareholders must be received by us at 45 West Prospect Avenue, Guildhall Building, Suite 1500, Cleveland, Ohio 44115, on or before December 1, 2006, for inclusion in our proxy statement and form of proxy relating to the 2007 Annual Meeting of Shareholders. In order for a shareholder’s proposal submitted outside of the processes of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, the proposal must be received by us at that address not later than March 2, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our directors and executive officers and owners of more than 10% of our common shares, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Executive officers, directors and owners of more than 10% of the common shares are required by Securities and Exchange Commission regulations to furnish us with copies of all forms they file pursuant to Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-10% beneficial owners were complied with, except that Mr. Schecter’s Form 4 dated December 3, 2004 was amended on April 14, 2005 as the amount of deferred compensation units reported as being acquired on December 1, 2004 was inaccurate.

OTHER MATTERS

Any shareholder who wishes to communicate with the Board of Directors, a committee of the Board, the independent directors as a group or any member of the Board of Directors, may send correspondence to: Boykin Lodging Company, 45 West Prospect Avenue, Guildhall Building, Suite 1500, Cleveland, Ohio 44115, Attn: Andrew C. Alexander, Secretary. The Secretary will submit all shareholder correspondence to the entire Board of Directors, or to the applicable committee of the Board, the independent directors as a group or an individual member.

The form of proxy permits (i) specification of a vote for the election of directors as set forth under the heading “Election of Directors,” (ii) the withholding of authority to vote in the election of directors or (iii) the withholding of authority to vote for one or more specified nominees. If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. We do not know of any other matter that will be presented for action at the Annual Meeting.

By order of the Board of Directors,

Andrew C. Alexander,
Secretary

Cleveland, Ohio
April 25, 2006

c/o National City Bank
Shareholder Services Operations
LOC 5352
P.O. Box 94509
Cleveland, OH 44101-4509

ê Please fold and detach card at perforation before mailing. ê

BOYKIN LODGING COMPANY	PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints Robert W. Boykin, Shereen P. Jones and Andrew C. Alexander, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the 2006 Annual Meeting of Shareholders of Boykin Lodging Company to be held at the Cleveland Airport Marriott, 4277 West 150th Street, Cleveland, Ohio 44135, on Thursday, June 1, 2006, at 10:00 a.m., local time, or any adjournment thereof, and to vote the number of common shares of Boykin Lodging Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, as instructed on the reverse.
Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 25, 2006, is hereby acknowledged.

Dated:	, 2006

Signature(s)

(Please sign exactly as your name or names appear hereon, indicating, where proper, official position or representative capacity.)
PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THANK YOU.

YOUR VOTE IS IMPORTANT
Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so your shares may be
represented at the 2006 Annual Meeting of Shareholders.
ê Please fold and detach card at perforation before mailing. ê

BOYKIN LODGING COMPANY	PROXY

The Proxies will vote as specified below, or, if a choice is not specified, they will vote FOR the nominees listed in Item 1.
1.	Election of Directors.

Nominees for election as directors, each to serve until the next annual meeting of shareholders and until his successor has been duly elected and qualified:

Albert T. Adams Mark J. Nasca	Robert W. Boykin William H. Schecter	Lee C. Howley, Jr. Ivan J. Winfield	James B. Meathe

☐	FOR all nominees listed above (except as noted below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above
(INSTRUCTION: To withhold authority to vote for any particular nominee, write that nominee’s name on the line provided below.)

2.	On such other business as may properly come before the meeting.
(Continued and to be signed on reverse side)